UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities and Exchange Act of 1934
Date of Report (Dated of earliest event reported): February 6, 2024

HERITAGE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 000-29480

Washington			91-1857900
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

201 Fifth Avenue SW,	Olympia	WA	98501
(Address of principal executive offices)			(Zip Code)
(360) 943-1500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, no par value	HFWA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Departure of Director

On February 6, 2024, Heritage Financial Corporation (“Company”) accepted the resignation of Director Eric K. Chan from the Boards of Directors of the Company and Heritage Bank. Mr. Chan’s resignation is effective immediately. Mr. Chan had served as a director of the Company since January 1, 2023. Mr. Chan indicated that he was resigning as the result of his new position with The Gap as the Chief Business and Strategy Officer. At the time of his resignation, Mr. Chan was a member of the Company’s Risk and Technology Committee and the Audit and Finance Committee of the Board of Directors. Mr. Chan’s letter of resignation did not indicate that his resignation was in connection with any disagreement with the Company pertaining to the Company’s operations, policies, or practices.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

Exhibit 99.1	Press Release issued on February 7, 2024 announcing the resignation of Eric K. Chan

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

Date:
February 7, 2024	/S/ JEFFREY J. DEUEL
Jeffrey J. Deuel
President and Chief Executive Officer
(Duly Authorized Officer)